Exhibit 99.2

Momentive Announces Second Quarter 2021 Financial Results

RPO Increases 24%, Deferred Revenue Increases 24% Year-over-Year

Revenue Increases 20% Year-over-Year

SAN MATEO, Calif. — August 4, 2021 — Momentive (NASDAQ: MNTV), an agile experience management company (formerly SurveyMonkey), today reported second quarter results for the period ended June 30, 2021.

“In Q2, we executed on our corporate rebrand to Momentive while delivering strong Q2 financial results: 20% year-over-year revenue growth, even faster expansion of our leading growth indicators, and a 22% free cash flow margin,” said Zander Lurie, chief executive officer of Momentive. “At Momentive, we’re launching and selling solutions to help enterprises like NBC Universal, Daimler, and Kellogg shape what’s next for their stakeholders.”

Q2 2021 Key Results

●	Total revenue was $109.4 million, an increase of 20% year-over-year.
●

Enterprise sales revenue was $33.9 million, an increase of 33% year-over year. Enterprise sales revenue accounted for approximately 31% of total revenue, up from approximately 28% in Q2 2020. We ended the quarter with approximately 9,400 enterprise sales customers, up 30% from approximately 7,200 in Q2 2020.

●	Self-serve revenue was $75.5 million, an increase of 15% year-over-year.
●	Leading Growth Indicators: Deferred revenue was $197.3 million, an increase of 24% year-over-year. Remaining performance obligations (RPO) were $221.6 million, an increase of 24% year-over-year.
●

Paying users totaled approximately 862,200, an increase of approximately 81,200, or 10% from approximately 781,000 in Q2 2020. Approximately 90% of our paying users were on annual plans, up from 86% a year ago.

●	Average revenue per user was $514, up approximately 8% from $478 in Q2 2020.
●	GAAP operating margin was negative 24.4% and non-GAAP operating margin was 1.3%.
●	GAAP net loss was $29.2 million and GAAP diluted net loss per share was $0.20. Non-GAAP net loss was $0.8 million and non-GAAP diluted net loss per share was $0.01.
●	Net cash provided by operating activities was $26.2 million and free cash flow was $23.8 million for 24.0% and 21.7% margin, respectively.
●	Cash and cash equivalents totaled $283.2 million and total debt was $212.7 million for net cash of $70.5 million as of June 30, 2021.

Q2 2021 Business and Product Updates

●	Relaunched as Momentive, an agile experience management company that helps organizations shape what’s next, and began trading on the Nasdaq under the ticker symbol MNTV.
●

Announced that GetFeedback has been recognized as a leader in Experience Management and Feedback Analytics in the G2 Grid Reports for Summer 2021. GetFeedback was also awarded the Easiest Setup and Easiest to Use badges for the enterprise market, and Best Estimated ROI badge for the mid-market.

●	Announced four new AI-powered market research solutions that improve audience targeting with advanced analytics and hosted its inaugural Market Research Summit, Fast Forward Live.
●	Launched the latest SurveyMonkey App for Zoom Video Communications, delivering an embedded feedback experience accessible within Zoom meetings and the desktop client.
●	Promoted Justin Coulombe to Chief Financial Officer.
●	Announced with Tableau the launch of a Path to a New Normal, a new year-long public opinion research initiative.

Momentive posted a shareholder letter with its second quarter 2021 financial results and management commentary on its investor relations website at investor.momentive.ai.

Financial Outlook

For the third quarter and full year of 2021, Momentive currently expects the following:

	Q3 2021	FY 2021
Revenue Y-o-Y growth at mid-point	$112.5 million - $114.5 million 19%	$443 million - $447 million 18%
Non-GAAP operating margin	2.0% to 4.0%	2.0% to 4.0%
Free cash flow	NA	$47 million - $52 million

For the third quarter of 2021, the company expects basic weighted average shares outstanding to be approximately 148 million and diluted weighted average shares outstanding to be approximately 152 million. For the full year 2021, the company expects basic weighted average shares outstanding to be approximately 147 million and dilutive weighted average shares outstanding to be approximately 154 million. For a detailed explanation of the company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information

Momentive senior management will host a conference call today to discuss the company’s Q2 2021 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 900-1542 or (236) 712-2281 (ID: 5464802). An archived webcast of the conference call will be accessible on Momentive’s Investor Relations page, investor.momentive.ai. A telephonic replay of the conference call will be available until Wednesday, August 11, 2021, and can be accessed by dialing (800) 585-8367 or (416) 621-4642 and entering the passcode 5464802.

About Momentive

Momentive (NASDAQ: MNTV - formerly SurveyMonkey) is a leader in agile experience management, delivering powerful, purpose-built solutions that bring together the best parts of humanity and technology to redefine AI. Momentive products, including GetFeedback, SurveyMonkey, and Momentive brand and market insights solutions, empower decision-makers at 345,000 organizations worldwide to shape exceptional experiences. More than 20 million active users rely on Momentive to fuel market insights, brand insights, employee experience, customer experience, and product experience. Ultimately, the company’s vision is to raise the bar for human experiences by amplifying individual voices. Learn more at momentive.ai.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@momentive.ai

Media Contact:

Katie Miserany

pr@momentive.ai

Source: Momentive Global Inc.

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$283,199	$224,390
Accounts receivable, net	22,484	24,177
Deferred commissions, current	6,781	5,429
Prepaid expenses and other current assets	12,142	10,520
Total current assets	324,606	264,516
Property and equipment, net	12,016	18,924
Operating lease right-of-use assets	56,101	56,986
Capitalized internal-use software, net	29,151	29,462
Acquisition intangible assets, net	15,818	21,207
Goodwill	466,728	468,764
Deferred commissions, non-current	11,988	10,018
Other assets	8,187	7,940
Total assets	$924,595	$877,817
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,450	$3,348
Accrued expenses and other current liabilities	19,653	15,198
Accrued compensation	30,807	32,149
Deferred revenue, current	196,656	169,872
Operating lease liabilities, current	9,380	8,318
Debt, current	1,900	1,900
Total current liabilities	269,846	230,785
Deferred revenue, non-current	681	760
Deferred tax liabilities	5,341	5,153
Debt, non-current	210,766	211,716
Operating lease liabilities, non-current	71,654	74,487
Other non-current liabilities	8,758	8,560
Total liabilities	567,046	531,461
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	907,383	835,444
Accumulated other comprehensive income	3,346	5,208
Accumulated deficit	(553,181)	(494,297)
Total stockholders’ equity	357,549	346,356
Total liabilities and stockholders’ equity	$924,595	$877,817

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenue	$109,392	$90,941	$211,690	$179,206
Cost of revenue (1)(2)	21,688	21,009	42,460	40,953
Gross profit	87,704	69,932	169,230	138,253
Operating expenses:
Research and development (1)	34,225	26,571	67,208	53,128
Sales and marketing (1)(2)	56,025	42,578	108,061	84,669
General and administrative (1)	24,170	21,339	47,492	43,271
Total operating expenses	114,420	90,488	222,761	181,068
Loss from operations	(26,716)	(20,556)	(53,531)	(42,815)
Interest expense	2,304	2,422	4,603	5,508
Other non-operating (income) expense, net	(119)	102	196	(1,134)
Loss before income taxes	(28,901)	(23,080)	(58,330)	(47,189)
Provision for (benefit from) income taxes	336	(156)	554	(15)
Net loss	$(29,237)	$(22,924)	$(58,884)	$(47,174)
Net loss per share, basic and diluted	$(0.20)	$(0.17)	$(0.40)	$(0.34)
Weighted-average shares used in computing basic and diluted net loss per share	146,242	138,777	145,467	137,844

(1)	Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$1,580	$1,047	$3,062	$2,007
Research and development	10,313	7,496	19,810	13,953
Sales and marketing	6,414	4,841	12,192	9,184
General and administrative	7,266	6,087	14,108	11,829
Stock-based compensation, net of amounts capitalized	$25,573	$19,471	$49,172	$36,973

(2)	Includes amortization of acquisition intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$1,477	$2,003	$2,967	$4,013
Sales and marketing	1,117	1,355	2,250	2,713
Amortization of acquisition intangible assets	$2,594	$3,358	$5,217	$6,726

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(58,884)	$(47,174)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,478	24,502
Non-cash leases expense	6,593	6,830
Stock-based compensation expense, net of amounts capitalized	49,172	36,973
Deferred income taxes	197	195
Provision for doubtful accounts	590	790
Gain on sale of a private company investment	—	(1,001)
Other	310	888
Changes in assets and liabilities:
Accounts receivable	840	(1,506)
Prepaid expenses and other assets	(7,530)	(6,714)
Accounts payable and accrued liabilities	12,691	5,659
Accrued compensation	(1,052)	(4,408)
Deferred revenue	26,678	18,720
Operating lease liabilities	(7,522)	(7,659)
Net cash provided by operating activities	43,561	26,095
Cash flows from investing activities
Purchases of property and equipment	(322)	(772)
Capitalized internal-use software	(4,418)	(5,372)
Proceeds from sale of a private company investment	—	1,001
Net cash used in investing activities	(4,740)	(5,143)
Cash flows from financing activities
Proceeds from stock option exercises	17,703	24,279
Proceeds from employee stock purchase plan	3,873	3,082
Repayment of debt	(1,100)	(1,100)
Net cash provided by financing activities	20,476	26,261
Effect of exchange rate changes on cash	101	(1,090)
Net increase in cash, cash equivalents and restricted cash	59,398	46,123
Cash, cash equivalents and restricted cash at beginning of period	224,614	131,683
Cash, cash equivalents and restricted cash at end of period	$284,012	$177,806
Supplemental cash flow data:
Interest paid for term debt	$4,267	$5,198
Income taxes paid	$618	$394
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$1,136	$1,486
Lease liabilities arising from obtaining right-of-use assets, net	$2,676	$—
Proceeds receivable from stock option exercises	$77	$1,350

MOMENTIVE GLOBAL INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended
(in thousands)	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Self-serve revenue	$75,462	$71,112	$71,197	$68,001	$65,398	$63,107
Enterprise revenue	33,930	31,186	29,778	27,428	25,543	25,158
Revenue	$109,392	$102,298	$100,975	$95,429	$90,941	$88,265

Self-serve revenues are generated from products purchased independently through our website.

Enterprise revenues are generated from products sold to organizations through our sales team.

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2021	2020	2021	2020
GAAP Loss from operations	$(26,716)	$(20,556)	$(53,531)	$(42,815)
GAAP Operating margin	(24)%	(23)%	(25)%	(24)%
Stock-based compensation, net	25,573	19,471	49,172	36,973
Amortization of acquisition intangible assets	2,594	3,358	5,217	6,726
Non-GAAP Income from operations	$1,451	$2,273	$858	$884
Non-GAAP Operating margin	1%	2%	—%	—%

Reconciliation of GAAP to Non-GAAP (Loss) Income and (Loss) Income per diluted share

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
GAAP Net Loss	$(29,237)	$(22,924)	$(58,884)	$(47,174)
GAAP Net Loss per diluted share	$(0.20)	$(0.17)	$(0.40)	$(0.34)
Weighted-average shares used to compute GAAP net loss per diluted share	146,242	138,777	145,467	137,844

Stock-based compensation, net	25,573	19,471	49,172	36,973
Amortization of acquisition intangible assets	2,594	3,358	5,217	6,726
Gain on sale of a private company investment	—	—	—	(1,001)
Income tax effect on Non-GAAP adjustments (2)	317	(122)	413	(25)

Non-GAAP Net Loss	$(753)	$(217)	$(4,082)	$(4,501)
Non-GAAP Net Loss per diluted share	$(0.01)	$—	$(0.03)	$(0.03)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	146,242	138,777	145,467	137,844

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustment for gain on sale of a private company investment. Non-GAAP adjustments pertain to the income tax effects of stock-based compensation, net, and amortization of acquisition-related intangible assets.

Calculation of Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$26,243	$21,862	$43,561	$26,095
Purchases of property and equipment	(322)	(366)	(322)	(772)
Capitalized internal-use software	(2,150)	(2,426)	(4,418)	(5,372)
Free cash flow	$23,771	$19,070	$38,821	$19,951

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Supplemental GAAP and Non-GAAP Information

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2021	2020	2021	2020
GAAP Gross profit	$87,704	$69,932	$169,230	$138,253
GAAP Gross margin	80%	77%	80%	77%
Stock-based compensation, net	1,580	1,047	3,062	2,007
Amortization of acquisition intangible assets	1,477	2,003	2,967	4,013
Non-GAAP Gross profit	$90,761	$72,982	$175,259	$144,273
Non-GAAP Gross margin	83%	80%	83%	81%

GAAP Research and development	$34,225	$26,571	$67,208	$53,128
GAAP Research and development margin	31%	29%	32%	30%
Stock-based compensation, net	10,313	7,496	19,810	13,953
Non-GAAP Research and development	$23,912	$19,075	$47,398	$39,175
Non-GAAP Research and development margin	22%	21%	22%	22%

GAAP Sales and marketing	$56,025	$42,578	$108,061	$84,669
GAAP Sales and marketing margin	51%	47%	51%	47%
Stock-based compensation, net	6,414	4,841	12,192	9,184
Amortization of acquisition intangible assets	1,117	1,355	2,250	2,713
Non-GAAP Sales and marketing	$48,494	$36,382	$93,619	$72,772
Non-GAAP Sales and marketing margin	44%	40%	44%	41%

GAAP General and administrative	$24,170	$21,339	$47,492	$43,271
GAAP General and administrative margin	22%	23%	22%	24%
Stock-based compensation, net	7,266	6,087	14,108	11,829
Non-GAAP General and administrative	$16,904	$15,252	$33,384	$31,442
Non-GAAP General and administrative margin	15%	17%	16%	18%

(1)	Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

MOMENTIVE GLOBAL INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin,  Non-GAAP general and administrative, Non-GAAP general and administrative margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts is not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, and amortization of acquisition intangible assets. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share: We define Non-GAAP net (loss) income as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, gain on sale of a private company investment, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) income per diluted share is defined as Non-GAAP net (loss) income divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•

Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods.

•

Gain on sale of a private company investment: Gain on sale of a private company investment was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our recent rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors”

in the Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2021, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. All information provided in this release and in the attachments is as of August 4, 2021, and we undertake no obligation to update this information.